UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2016

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 4, 2016, Proteostasis Therapeutics, Inc. (the “Company”) entered into an employment agreement with its Chief Financial Officer. The description of the employment agreement described in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer and Principal Accounting Officer and Election of Treasurer, Principal Financial Officer and Principal Accounting Officer

On August 4, 2016, Lance Thibault notified the Company of his resignation from his position as Principal Financial Officer and Principal Accounting Officer, effective as of August 4, 2016. On July 14, 2016, the Board elected James M. DeTore, the Company’s Chief Financial Officer, as the Company’s Treasurer and as Company’s Principal Financial Officer conditioned upon and effective as of the effective date of Mr. Thibault’s resignation.

On July 14, 2016, the Board also elected Brett R. Hagen, the Company’s Controller, as the Company’s Principal Accounting Officer conditioned upon and effective as of the date of Mr. Thibault’s resignation.

Mr. DeTore, age 51, served as Chief Financial Officer and Treasurer of bluebird bio since November 2014. Prior to joining bluebird, Mr. DeTore served as Vice President, Corporate Finance of Ironwood Pharmaceuticals, Inc. from February 2010 to November 2014, as Vice President, Finance from June 2006 to January 2010 and as Corporate Controller of Microbia, Inc. (Ironwood’s predecessor company) from October 2003 to May 2006. From May 1995 through September 2003, Mr. DeTore held financial positions of increasing responsibility at Genzyme Corporation. Mr. DeTore received both his B.S. in finance and MBA from Northeastern University.

Mr. Hagen, age 43, has been serving as the Company’s Controller since May 2016. Previously, Mr. Hagen served as a controller for BIND Therapeutics, Inc. (NASDAQ: BIND), Vice President, Finance/Segment Controller of Boston Private Financial Holdings (NASDAQ: BPFH), Manager of SEC Financial Reporting and Technical Account of The Princeton Review, Controller of BioProcessors Corporation and held a number of positions at PricewaterhouseCoopers LLP. He received a B.A. from University of Minnesota, a Master in Accountancy from Wright State University and a M.S. in Finance from Suffolk University.

Officer Employment Agreement

On August 4, 2016, the Company entered into an employment agreement (“Employment Agreement”) with James M. DeTore for the position of Chief Financial Officer (“Executive”).

The Employment Agreement provides for an annual base salary of $325,000 (the “Base Salary”), subject to annual review and increase as determined by the Board. In addition, the Executive is considered for a bonus from time to time, of a target amount of 35% of the Executive’s then-current base salary (the “Bonus Percentage”), and is also eligible to participate in the Company’s 401(k) plan and receive annual equity grants as determined by the Board. The Board also approved a stock option grant of 125,000 shares at an exercise price of $10.80, the fair market value of the common stock on August 4, 2016.

Pursuant to the Employment Agreement, the Executive’s employment is at-will. In the event that the Executive’s employment is terminated for any reason, the Executive will be entitled to any earned but unpaid salary and bonus, if any, unpaid expense reimbursements, accrued but unused vacation, and any vested benefits the Executive may have under any employee benefit plan of the Company through the date of termination (the “Accrued Benefit”). In the event that the Executive’s employment is terminated by the Company for Cause or because the Executive is Disabled, if the Executive terminates his or her employment without Good Reason or if the Executive’s employment ends because of his or her death, the Executive will be entitled to receive the Accrued Benefit through the date of Termination and, except for the payment of the Accrued Benefit, the Executive’s compensation, benefits, and stock option vesting shall cease as of the date of termination.

In the event that the Executive’s employment is terminated by the Executive for Good Reason or by the Company without Cause (as such terms are defined below), the Executive will be entitled to receive (i) the Accrued Benefit, (ii) continued payment of the Executive’s Base Salary for a period of 9 months (the “Severance Period”) following such termination, (iii) acceleration of vesting of all equity awards that would have vested during the Severance Period, and (iv) continuation of health benefits during the Severance Period, in the case of each of (ii), (iii), and (iv), subject to the execution of a separation agreement and release (the “Separation Agreement and Release”).

In the event, within 12 months after a Change in Control, the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, then, in addition to the Accrued Benefit, the Executive will be entitled to the following payments, benefits and other terms, subject to the Separation Agreement and Release: (i) continued payment of the Executive’s Base Salary for a period of 12 months (the “CIC Severance Period”) following such termination, (ii) acceleration of vesting of all equity awards that would have vested based only on the passage of time, and (iii) continuation of health benefits during the CIC Severance Period.

The Employment Agreement terminates and supersedes any prior severance and change of control agreements between the Company and the Executive.

The Employment Agreement defines “Cause” as a termination of employment as a result of the Executive’s: (i) material non-performance of his duties (other than by reason of physical or mental illness, incapacity or disability); (ii) commission of any act of material and willful misconduct, fraud or dishonesty, provided that this shall not include the occasional, customary and de minimis use of Company property for personal purposes); (iii) gross negligence in the performance of his duties under the Employment Agreement with respect to any material matter; (iv) actions or omissions that satisfy the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (v) material breach of any of his obligations under his Employment Agreement; (vi) material breach of any of his obligations under the Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement; (vii) a material violation of any of the Company’s written employment policies related to conduct or ethics; or (viii) failure to cooperate with internal, regulatory or law enforcement investigations after demand by the Board, or the destruction or failure to preserve documents in connection with such investigations.

The Employment Agreement defines Good Reason as the Executive’s compliance with certain procedures specified in the Employment Agreement, including notice and a cure period, after the occurrence of any of the following events: (i) a material diminution in the Executive’s duties or responsibilities; (ii) a reduction in the Base Salary; (iii) the relocation of the Company’s office under certain circumstances; (iv) a requirement that the Executive regularly report to anyone other than the Chief Executive Officer; or (v) a material breach of his or her Employment Agreement by the Company.

The summary above is qualified in its entirety by reference to the terms of the Employment Agreement filed herewith as Exhibit 10.1.

Resignation of Director and Election of Director

On August 3, 2016, Conor Walshe notified the Company of his resignation from the Company’s Board and from his position as member of the Audit Committee, effective as of August 1, 2016. Mr. Walshe’s decision to resign from the Board was not the result of any disagreement with the Company.

On August 3, 2016, the Board elected Eric Rabinowitz to serve as a director and member of the Audit Committee, effective as of August 3, 2016.

Mr. Rabinowitz, age 40, has served as Vice President of Corporate Development at Perrigo Company, plc since August 2014. Prior to Perrigo, Mr. Rabinowitz held several positions of increasing responsibility in Barclays Capital, Inc. from June 2010 to August 2014 including Vice President of Investment Banking, Health Care Mergers & Acquisitions, Director of Investment Banking, Health Care Mergers & Acquisitions, and Managing Director of Investment Banking, Health Care Mergers & Acquisitions. From February 2009 to May 2010 he served as Director, Investment Banking, Health Care Group and as Executive Director, Investment Banking, Health Care group at Oppenheimer & Co. Inc. Mr. Rabinowitz also served as Associate, Investment Banking, Health Care Group and as Vice President, Investment Banking, Health Care Group at Bear, Stearns & Co. Inc. prior to the acquisition by J.P. Morgan, Director of Finance at TheStreet.com, at Financial Controller of North America BOO.com and Senior Accountant, Investment Companies Group at Deloitte and Touche, LLP. Mr. Rabinowitz earned a B.A. in Accounting from the University of Florida, Fischer School of Accounting and an M.B.A, with a concentration in Finance and Entrepreneurship, from The University of Chicago Booth School of Business.

Item 8.01. Other Information.

On August 8, 2016, the Company issued a press release announcing key leadership appointments and a change in the Board.

On August 8, 2016, the Company issued a press release announcing it had achieved a preclinical milestone pursuant to the 2014 Collaboration and License Agreement with Astellas Pharma Inc.

A press release from Company announcing leadership appointments is attached hereto as Exhibit 99.1 and a press release from the Company announcing the achievement of the milestone is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between the Registrant and James M. DeTore, entered into on August 4, 2016.

99.1	Press release issued by the Company on August 8, 2016 announcing leadership appointments.

99.2	Press release issued by the Company on August 8, 2016 announcing achievement of milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, by and between the Registrant and James M. DeTore, entered into on August 4, 2016.

99.1	Press release issued by the Company on August 8, 2016 announcing leadership appointments.

99.2	Press release issued by the Company on August 8, 2016 announcing achievement of milestone.